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[KILPATRICK STOCKTON LLP LOGO]                    Suite 2800  1100 Peachtree St.
                                                           Atlanta GA 30309-4530
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                                                      www.KilpatrickStockton.com


June 30, 2004

Interface, Inc.
2859 Paces Ferry Road
Suite 2000
Atlanta, Georgia 30339

         Re: Registration Statement on Form S-4, File No. 333-114557 (as amended, the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to Interface, Inc., a Georgia corporation (the "Company"), each subsidiary of the Company listed on Annex A attached hereto (the "Covered Guarantors"), and each subsidiary of the Company listed on Annex B attached hereto (the "Other Guarantors" and together with the Covered Guarantors, the "Guarantors"), in connection with the Registration Statement filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

         The Registration Statement relates to the issuance by the Company of up to an aggregate principal amount of $135,000,000 of its 9 1/2% Senior Subordinated Notes Due 2014, Series B (the "Exchange Notes"). The Indenture, dated as of February 4, 2004 (the "Indenture"), by and among the Company, the Guarantors and SunTrust Bank, a Georgia banking corporation, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by each of the Guarantors to the extent set forth therein (the guarantees of the Guarantors are referred to herein as "Guarantees"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9 1/2% Senior Subordinated Notes Due 2014, Series A of the Company under the Indenture and as contemplated by the Registration Rights Agreement, dated as of February 4, 2004, by and among the Company, the Guarantors, and the Purchasers named therein (the "Registration Rights Agreement"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

         This opinion letter is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have examined the Registration Statement, the Indenture and the Registration Rights Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate and company records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied


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Interface, Inc.
June 30, 2004
Page 2


upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         During the course of such examination and review and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes have been duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees), and (ii) general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity).

         We express no opinion as to (i) the effectiveness (A) of any waiver (whether or not stated as such) under the Indenture, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (B) of any waiver (whether or not stated as such) contained in the Indenture of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (C) of any provisions of the Indenture that may be construed as penalties or forfeitures; or (D) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in the Indenture to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; or (ii) the effect on the enforceability of the Guarantees against the Guarantors of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by the Guarantors; or (iii) the validity, binding effect or enforceability of any provision of the Indenture related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York.


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Interface, Inc.
June 30, 2004
Page 3


         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the State of New York, the laws of the State of Georgia, the laws of the State of North Carolina, and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). We express no opinion with respect to the laws of any other jurisdiction or, in the case of Delaware, any other laws.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Kilpatrick Stockton LLP



                                                     KILPATRICK STOCKTON LLP







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                                     ANNEX A
                               COVERED GUARANTORS

LEGAL NAME                                                             JURISDICTION OF ORGANIZATION
----------                                                             ----------------------------
Bentley Prince Street, Inc. (f/k/a Bentley Mills, Inc.)                         Delaware
Interface Americas, Inc.                                                        Georgia
Interface Fabrics, Inc. (f/k/a Interface Fabrics Group, Inc.)                   Delaware
Interface Fabrics Elkin, Inc.
           (f/k/a Interface Fabrics Group South, Inc.)                         North Carolina
Interface Flooring Systems, Inc.                                                Georgia
Interface Overseas Holdings, Inc.                                               Georgia
Interfaceflor, Inc.                                                             Georgia
Pandel, Inc.                                                                    Georgia
Re: Source Americas Enterprises, Inc.                                           Georgia
Re: Source New York, Inc.                                                       New York
Re: Source North Carolina, Inc.                                                 North Carolina
Southern Contract Systems, Inc.                                                 Georgia
Interface Fabrics Finishing, Inc. (f/k/a Toltec Fabrics, Inc.)                  Georgia
Interface Americas Holdings, LLC                                                Georgia
Interface Americas Re:Source Technologies, LLC                                  Georgia
Interface Real Estate Holdings, LLC                                             Georgia
Strategic Flooring Services, Inc.                                               Georgia

                                     ANNEX B
                                OTHER GUARANTORS

LEGAL NAME                                                             JURISDICTION OF ORGANIZATION
----------                                                             ----------------------------
Architectural Floors, Inc.                                                      Ohio
Bentley Mills, Inc. (f/k/a Bentley Royalty Company)                             Nevada
Carpet Services of Tampa, Inc.                                                  Florida
Commercial Flooring Systems, Inc.                                               Pennsylvania
Flooring Consultants, Inc.                                                      Arizona
Interface Fabrics Guilford, Inc.
             (f/k/a Interface Fabrics Group North, Inc.)                        Nevada
Interface Architectural Resources, Inc.                                         Michigan
Interface Fabrics Marketing, Inc. (f/k/a as Interface
         Fabrics Group Marketing, Inc.)                                         Nevada
Quaker City International, Inc.                                                 Pennsylvania
Re: Source Colorado, Inc.                                                       Colorado
Re: Source Minnesota, Inc.                                                      Minnesota
Re:Source New Jersey, Inc.                                                      New Jersey
Re:Source Oregon, Inc.                                                          Oregon
Re:Source South Florida, Inc.                                                   Florida
Re:Source Southern California, Inc.                                             California
Re:Source Washington, D.C., Inc.                                                Virginia
Superior/Reiser Flooring Resources, Inc.                                        Texas
Interface Teknit, Inc.                                                          Michigan